SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

        Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of
                                      1934

                           Date of Report July 8, 2002


                            TONGA CAPITAL CORPORATION
                  ---------------------------------------------
             (Exact name of registrant as specified in its chapter)


   COLORADO                 33-13791-D                      84-1069035
   --------                 ----------                      ----------
(State or other             (Commission File                (IRS Employer
jurisdiction of             Number)                         Identification No.)
of incorporation)


6590 E. Lake Pl., Centennial, CO               80111
- -------------------------------              ---------
(Address of principal executive offices)     (Postal Code)


        Registrant's telephone number, including area code (303) 570-6093
                                                           --------------




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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        On June 24, 2004, the Company accepted a subscription for 21,000,000 restricted common shares for $375,000 n a private placement from accredited investors, J. Paul Consulting, Corp. and Ultimate Investment Corp., jointly. The Company has issued the shares.


ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

               None.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

               None.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               None.



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ITEM 5.    OTHER EVENTS REGULATION FD DISCLOSURE


         None.

ITEM 6.    RESIGNATION AND APPOINTMENT OF OFFICERS AND DIRECTORS

           Roger Juhnke has resigned as President effecive immediately. He also has tendered his resignation as Director, to be effective upon compliance with
Section 14f of the Securities Exchange Act.

          Jeff Ploen has been appointed as President and a director of Tonga Capital Corp. efective immediately.

          Jeffrey Ploen was employed as a registered representative with a number of secuities firms from 1972 to 1994. Since 1995 he has been President of J. Paul Consulting corp., an investor relations firm specializing in small cap public companies. He has also been the Finance Director for Navidec Corp. since 2003. Mr. Ploen will devote such time as is necessary to the Company operations.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

        Financial Statements

               None.


        Exhibits

               10.1 - Share Purchase Agreement



ITEM 8. CHANGE IN FISCAL YEAR

ITEM 9. REGULATION FD DISCLOSURE

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TONGA CAPITAL CORP.
                                               (Registrant)


                                         By: /s/ Jeffrey Ploen
                                             --------------------------
Date:  June 25, 2004                              Jeffrey Ploen,
                                                  President & Director